                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Humana Inc. on Form S-8 (Registration No. 2-39061, No. 2-79239, No. 2-96154, No. 33-33072, No. 33-49305, No. 33-52593, No. 33-54455, No. 33-04435 and No. 333-
57095) of our report dated February 9, 1999, on our audits of the consolidated financial statements of Humana Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is incorporated by reference in this Annual Report on Form 10-K. We further consent to the incorporation by reference of our report on our audits of the financial statement schedules of Humana Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
Louisville, Kentucky
February 9, 1999